SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 19, 2005

PSF Group Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of Incorporation)

333-64180	43-1818535

(Commission File Number)	(I.R.S. Employer Identification No.)

805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri	64105

(Address of principal executive offices)	(Zip Code)

(816) 472-7675

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 8.01 Other Information

     On April 19, 2005, PSF Group Holdings, Inc. announced that its wholly-owned subsidiary Premium Standard Farms, Inc., has increased the consideration payable in its cash tender offer for any and all of its $175 million aggregate principal amount of 9 1/4% Senior Notes due 2011 (CUSIP No. 74060 CAC 9), which commenced on April 6, 2005, and extended the consent date for its related consent solicitation. A copy of the Press Release issued by PSF Group Holdings, Inc. is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following exhibit is filed herewith:

99.1	Press Release issued April 19, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PSF GROUP HOLDINGS, INC.
Date: April 19, 2005	By:	/s/ Stephen A. Lightstone
Stephen A. Lightstone,
Chief Financial Officer

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